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                                                                      EXHIBIT 21

              SUBSIDIARIES OF THE REGISTRANT AT FEBRUARY 28, 2003

                                                  JURISDICTION
                                                OF INCORPORATION
               SUBSIDIARIES(A)                  OR ORGANIZATION             PARENT COMPANY
----------------------------------------------  ----------------  ----------------------------------
KeyBank National Association                     United States                 KeyCorp
Key Bank USA, National Association               United States                 KeyCorp

(a) Subsidiaries of KeyCorp other than KeyBank National Association and Key Bank USA, National Association are not listed above since, in the aggregate, they would not constitute a significant subsidiary. KeyBank National Association and Key Bank USA, National Association are 100% owned by KeyCorp.